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                                                                  Exhibit 10.e.


                             TENTH AMENDMENT TO THE
                                HUFFY CORPORATION
                        SUPPLEMENTAL/EXCESS BENEFIT PLAN


         WHEREAS, Huffy Corporation (the "Sponsor") maintains the Huffy Corporation Supplemental/Excess Benefit Plan (the "Plan") effective January 1, 1988; and

         WHEREAS, the Sponsor desires to amend the Plan;

         NOW, THEREFORE, the Sponsor adopts the following amendment to the Plan effective May 25, 2000:


I. Section 1.14 of the Plan shall be amended and restated in its entirety to read as follows:

                  1.14 "Change of Control" is hereby defined to include the occurrence of any one of the following events:

                  (a) Any person acquires other than directly from Huffy Corporation in exchange for cash or property shares of Common Stock of Huffy Corporation in excess of thirty percent (30%) of Huffy Corporation's outstanding shares of common stock; or

                  (b) There is a merger, consolidation or other combination of Huffy Corporation with one or more other corporations as a result of which more than forty-nine percent (49%) of the voting stock of the merged, consolidated or combined corporation is held by former shareholders of the corporations (other than Huffy Corporation) which are parties to such merger, consolidation or other combination; or

                  (c) Two or more persons, who were not nominated as candidates for the Board of Directors of Huffy Corporation in proxy statements forwarded to shareholders during any period of twenty-four (24) consecutive months on behalf of the Board of Directors of Huffy Corporation, are elected to the Board of Directors of Huffy Corporation by the shareholders of Huffy Corporation voting in person or by proxy; or

                  (d) The approval by the shareholders of Huffy Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Huffy Corporation ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Huffy Corporation voting securities immediately prior to such business Combination beneficially own, directly or indirectly, more that 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Huffy Corporation or all or substantially all of Huffy Corporation's assets either directly or through one or more subsidiaries) in substantially

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         the same proportions as their ownership, immediately prior to such
         Business Combination of the outstanding Huffy Corporation voting securities, (ii) no Person (excluding any employee benefit plan (or related trust) of Huffy Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) all or substantially all of the assets of any three of the following Huffy Companies as currently configured (specifically, Huffy Bicycle Company, Huffy Sports Company, Huffy Service First, Inc. and Washington Inventory Service (the "Huffy Companies") remain owned by Huffy Corporation after such Business Combination, provided, however, an event under this Section 1.14 shall be deemed to have occurred upon receipt of shareholder approval to the sale of all or substantially all of the assets of any two of the Huffy Companies currently owned by Huffy Corporation; or

                  (e) Other than as set forth in subsection (d) above, approval by the shareholders of Huffy Corporation of a complete liquidation or dissolution of Huffy Corporation.


II. In all other respects, the Plan shall remain unchanged. Provided, however, that this Amendment and the Plan may be amended and/or restated, without further action by the Board of Directors of the Sponsor, as the President or Secretary of the Sponsor deems necessary to clarify and eliminate inconsistencies in the Plan.


         IN WITNESS WHEREOF, the Sponsor has caused this instrument to be executed as of this 25th day of May, 2000.


                                        HUFFY CORPORATION


                                        By: /s/ Nancy A. Michaud
                                            -----------------------------------
                                        Title: Vice President - General Counsel
                                               and Secretary